Exhibit 99.2

CEC ENTERTAINMENT, INC.
CORPORATE GOVERNANCE GUIDELINES
Effective as of October 26, 2009

The Board of Directors (the “Board”) of CEC Entertainment, Inc. (the “Company”), acting on the recommendation of its Nominating/Corporate Governance Committee, has developed and adopted the following Corporate Governance Guidelines to promote a common set of expectations as to how the Board and its committees should perform their functions.  These guidelines may be updated from time to time and may be accessed through the Company’s website at www.chuckecheese.com.

Composition of the Board

The Board of the Company should be diverse, engaged and independent.  Directors should be persons who have achieved prominence in their field and who possess significant experience in areas of importance to the Company.

Directors should possess integrity, independence, energy, forthrightness, analytical skills and commitment to devote the necessary time and attention to the Company’s affairs.  Directors should possess a willingness to challenge and stimulate management and the ability to work as part of a team in an environment of trust.

Directors should be committed to representing the interests of all stockholders and not to advancing the interests of special interest groups or constituencies of stockholders.

Director Qualifications

A majority of the Board shall consist of independent, non-management directors who meet the independence criteria required by the listing standards of the New York Stock Exchange.  The Nominating/Corporate Governance Committee shall be responsible for reviewing the qualifications and independence of the members of the Board.

Independence of Directors

A director shall be considered independent if the director has no material relationship with the Company, either directly or as a partner, shareholder or officer of an organization that has a relationship with the Company.  The Board has established the following standards to assist it in assessing director independence.  A director will not be considered independent if (1) the director is or has been within the last three years, an employee of the Company, or an immediate family member is, or has been within the last three years, an executive officer of the Company, (2) the director has received, or has an immediate family member who has received, during any twelve-month period within the last three years, more than $120,000 in direct compensation from the Company, other than director and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service), (3) (a) the director is a current partner or employee of a firm that is the Company’s internal or external auditor, (b) the director has an immediate family member who is a current partner of such firm, (c) the director has an immediate family member who is a current employee of such firm and personally works on the Company’s audit or (d) the director or an immediate family member was within the last three years a partner or employee of such a firm and personally worked on the Company’s audit within that time, (4) the director or an immediate family member is, or has been within the last three years, employed as an executive officer of another company where any of the Company’s present executive officers at the same time serves or served on that company’s compensation committee or (5) the director is a current employee, or an immediate family member is a current executive officer, of a company that has made payments to, or received payments from, the Company for property or services in an amount which, in any of the last three fiscal years, exceeds $1 million, or 2% of the Company’s consolidated gross revenues.  The Company will also not consider as independent any director who is employed by a non-profit organization, a substantial portion of whose funding comes from the Company.

An “immediate family member” includes a director’s spouse, parents, children, siblings, mothers and fathers-in-law, sons and daughters-in-law, brothers and sisters-in-law, and anyone (other than domestic employees) who shares such director’s home.

Each member of the Audit Committee may not, other than in his or her capacity as a member of the audit committee, the Board or any other Board committee (1) be affiliated with the Company or any of its subsidiaries and (2) may not accept directly or indirectly any consulting, advisory or other compensatory fee from the Company or any of its subsidiaries.  Compensatory fees do not include the receipt of fixed amounts of compensation under a retirement plan (including deferred compensation) for prior service with the Company (provided that such compensation is not contingent in any way on continued service).

Directors are expected to notify the Executive Chairman and the Corporate Secretary before accepting an invitation to serve on another Board, including a non-profit or charitable organization, in order to avoid potential conflicts of interest.

Director Responsibilities

The basic responsibility of the directors is to exercise their business judgment in good faith and to act in what they reasonably believe to be in the best interests of the Company.  In discharging that obligation, directors should be entitled to rely on the honesty and integrity of their fellow directors and the Company’s executive officers and outside advisors and auditors.  The directors shall also be entitled to have the Company purchase reasonable directors’ and officers’ liability insurance on their behalf, to the benefits of indemnification to the fullest extent permitted by law and the Company’s Articles of Incorporation and Bylaws and to exculpation as provided by state law and the Company’s Articles of Incorporation.

The Board shall oversee management’s conduct of the Company’s business.  Another of the Board’s primary responsibilities is to assure that the Company has the appropriate business strategies in place and the resources to fulfill them.  The Board and management will engage in a comprehensive review and discussion of the Company’s strategic goals, as well as management’s plans to achieve them.

Frequency of Board Meetings

The Board shall meet at regularly scheduled meetings, one or more of which may be by means of conference telephone arrangements, and shall be on-call to meet more frequently if emergencies or unusual circumstances arise.

The Board will schedule periodic executive sessions of non-management directors.  Any director may request additional executive sessions of non-management directors to discuss any matter of concern.  Each non-management director serves as the presiding director at an executive session on a rotating basis.

Director Service on Other Public Boards

Directors are expected to devote sufficient time to fulfilling their responsibilities as directors.  Accordingly, directors must not serve on more than four other boards of public companies in addition to the Company’s Board.

Change in Director Occupation

When a director’s principal occupation, business association or position changes substantially during his or her tenure as a director, that director shall tender his or her resignation for consideration by the Nominating/Corporate Governance Committee.  The Nominating/Corporate Governance Committee, in consultation with the Executive Chairman, will evaluate the facts and circumstances and make a recommendation to the Board whether to accept the resignation or request that the director continue to serve on the Board.

Ownership Requirements

All non-employee directors are required to hold at least 5,000 shares of the Company’s common stock while serving as a director of the Company.  New directors will have five years to attain this ownership threshold.

The Chief Executive Officer, President and Executive Chairman are required to hold at least 50,000 shares of the Company’s common stock while serving as an officer of the Company.  All Executive Vice Presidents are required to hold at least 10,000 shares of the Company’s common stock while serving as an officer of the Company.  Each such new officer will have five years to attain this ownership threshold after his or her appointment.

These ownership requirements shall be administered and interpreted by the Nominating/Corporate Governance Committee of the Board including, without limitation, matters related to the calculation of individual ownership requirements and the granting of exemptions from the requirements.  For purposes of calculating stock ownership, the following sources may be included:  (1) shares of common stock owned outright by the director or officer, as well as stock owned by his or her immediate family members residing in the same household; (2) shares of common stock held in trust for the benefit of the director or officer, as well as his or her family, (3) unvested restricted stock or restricted stock units, (4) if applicable, shares of common stock held pursuant to deferred compensation arrangements and (5) if applicable, shares purchased with amounts invested in the Company’s retirement plans, including, without limitation, the 401(k) plan and any employee stock purchase plan.  Unexercised options will not be counted toward such stock ownership requirements. While the Nominating/Corporate Governance Committee expects every participant to comply with this policy, it also intends that the policy will be implemented in a flexible manner taking into consideration individual circumstances and recognizing that exceptions to this policy may be necessary or appropriate from time to time depending on individual circumstances.  The Nominating/Corporate Governance Committee may approve such exceptions from time to time as it deems appropriate, particularly if compliance with the ownership requirements would result in an undue hardship to an officer or director.

Access to Management and to Outside Experts

Non-management directors shall have access to individual members of management or to other employees of the Company on a confidential basis.  Directors are authorized to conduct independent investigations and to hire outside consultants or experts at the Company’s expense.  Directors shall also have access to Company records and files and directors may contact other directors without informing Company management regarding the purpose or even the fact of such contact.

Board Committees

A substantial portion of the Board’s oversight and governance responsibilities are carried out by the Committees of the Board.  The agenda for each Committee will be the responsibility of the Committee chair.

The Nominating/Corporate Governance Committee, the Audit Committee and the Compensation Committee shall all be composed exclusively of independent directors as required by the listing standards of the New York Stock Exchange.  All of the members of the Audit Committee shall be financially literate and at least one member of the committee must have accounting and related financial management expertise.  In addition, at least one member of the Audit Committee shall be an “audit committee financial expert” as required by the regulations promulgated by the Securities and Exchange Commission.  In addition to meeting the independence requirements for directors, members of the Audit Committee must also satisfy the New York Stock Exchange independence requirements for Audit Committee members.

Each Committee has the authority to hire at the expense of the Company independent legal, financial or other advisors as they deem necessary.

Annual Evaluations

Directors

The Nominating/Corporate Governance Committee shall oversee an annual evaluation of the effectiveness of the Board of Directors.  The evaluation shall assess the Board’s contribution to the Company and identify areas that the Board believes could be improved.

Committees

Each Committee will perform an annual evaluation of its effectiveness.  The results of these evaluations will be discussed with the full Board.

Succession Planning

Succession planning for the Company’s senior management positions is critical to the Company’s long-term success.  The Nominating/Corporate Governance Committee shall annually review the Company’s succession plans and report on them to the non-management members of the Board, with the participation of the Chief Executive Officer and the Executive Chairman.  The Nominating/Corporate Governance Committee shall also identify potential successors for the Chief Executive Officer position, although this does not mean that it must at all times have selected a particular individual as the designated successor Chief Executive Officer.  The Chief Executive Officer and the Executive Chairman shall participate in this process by providing the Nominating/Corporate Governance Committee with recommendations or evaluations of potential successors and identifying any development plans that the Chief Executive Officer and the Executive Chairman recommend for such individuals.  The Chief Executive Officer and the Executive Chairman are expected to recommend to the Board on an ongoing basis one or more successors in the event of an unexpected inability of the Chief Executive Officer to continue to serve.

Director Compensation

The Nominating/Corporate Governance Committee shall be responsible for recommending to the Board compensation and benefit programs for non-employee directors.

The Committee shall recommend compensation which is appropriate for a corporation of the complexity and size of the Company.  A portion of the directors’ compensation may be in the form of cash retainers and a portion may be in the form of restricted stock or restricted stock units.

Director Orientation and Continuing Education

All new directors shall be provided an orientation program, including personal briefing sessions from members of senior management on the Company’s accounting policies, financial reporting, business strategies and key regulatory issues.  Each director is expected to attend a director continuing education and training program at the Company’s expense (subject to pre-approval by the Executive Chairman), at least once every two years.

Annual Review of the Guidelines

The Nominating/Corporate Governance Committee is responsible for overseeing the Corporate Governance Guidelines.  The Nominating/Corporate Governance Committee shall assess and review the adequacy of the Corporate Governance Guidelines periodically and recommend any proposed changes to the Board of Directors for approval, as appropriate.